Benton-Franklin Council Of Governments

1622 Terminal Drive
P.O. Box 217
Richland, WA 99352

Phone : (509) 943-9185
Fax: (509) 943-6756
Website: www.benton-franklin.cog.wa.us

August 18, 2008

Jonathan Hunt
Chief Financial Officer
IsoRay Medical
350 Hills St., Suite 106
Richland, WA 99354-5411

Dear Mr. Hunt:

In response to your letter of August 11, 2008, requesting a waiver of covenants, staff has reviewed your request to wave the following covenants: (g) not pay annual compensation to its officers and directors in excess of $100,000 annually; (h) purchase fixed assets or incur any additional long-term lease or lease purchase obligations which require aggregate annual payments exceeding $24,000 per year; (j) purchase, retire, or acquire any of its ownership interest; and (k) annual rent on the premises at 350 Hills Street Suite 106, Richland, WA 99354 in excess of $45,000 during the life of the loan. The Benton-Franklin Economic Development District, as a result of that review, finds that a waiver through June 30, 2009 is acceptable.

If you have any questions, please contact me at 943-9185.

Sincerely,

Art Tackett
Community & Economic Development Manager